UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2015

Impax Laboratories , Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34263	65-0403311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30831 Huntwood Avenue, Hayward, CA	94544
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(510) 240-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

In connection with the offering described in Item 8.01 below, Impax Laboratories, Inc. (the “Company”) today disclosed information regarding the continuing weekly sales of RYTARY® through the week of June 5, 2015 in the Investor Presentation that will be available on the Investor Relations page of the Company’s website (www.impaxlabs.com). A copy of the information is furnished here as Exhibit 99.1.

Item 8.01 Other Events.

On June 24, 2015, the Company issued a press release announcing its intention to offer $500,000,000 aggregate principal amount of convertible senior notes due 2022 in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended. A copy of the press release is attached as Exhibit 99.2 and incorporated herein by reference.

Exhibit No.	Description
99.1	Slide from Investor Presentation containing information regarding the continuing weekly sales of RYTARY®.
99.2	Press release issued June 24, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2015	IMPAX LABORATORIES, INC .

	By:	/s/ Bryan M. Reasons
Name: Bryan M. Reasons
Title: Senior Vice President, Finance, and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Slide from Investor Presentation containing information regarding the continuing weekly sales of RYTARY®.
99.2	Press release issued June 24, 2015.